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                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into between Aviva Petroleum Inc., a Texas corporation (the "Company"), and James L. Busby, a resident of Dallas, Texas (the "Executive"), effective February 1, 2000.

1.   Introduction.
     ------------

     The Executive is currently the Secretary, Treasurer and Chief Financial Officer of the Company. The Executive is a senior executive whose services are critical to the success of the Company and its business. The Company believes that retaining the Executive's services as an employee of the Company and the benefit of his business experience are of material importance. The Company desires to encourage the Executive to continue in the employ of the Company for the benefit of the Company and its stockholders. Therefore, the Company and the Executive intend by this Agreement to specify the terms and conditions of the Executive's employment relationship with the Company.

2.   Employment.
     ----------

     The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and subject to the conditions set forth in this Agreement.

3.   Duties and Responsibilities.
     ---------------------------

     (a) Subject to the power of the Board of Directors of the Company to elect and remove officers, the Executive shall serve the Company as the Secretary, Treasurer and Chief Financial Officer (or in such other executive office as the Board of Directors of the Company may determine) and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board of Directors of the Company; provided, however, that all such services and functions shall be reasonable and within the Executive's area of expertise.

     (b) The Executive shall, during the term of this Agreement (or any extension thereof), devote such of his entire time, attention, energies and business efforts to his duties as an executive

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of the Company as are reasonably necessary to carry out his duties specified in
Section 3(a). The Executive shall not, during the term of this Agreement (or any extension thereof), engage in any other business activity (regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage) if such business activity would impair the Executive's ability to carry out his duties under this Agreement. This Section 3(b), however, shall not be construed to prevent the Executive from (i) investing his personal assets as a passive investor in such form or manner as will not contravene the best interests of the Company, (ii) participating in various charitable efforts, or (iii) serving as a director or member of a committee of any organization when such position has previously been approved in writing by the Board of Directors of the Company.

4.   Compensation and Other Employee Benefits.
     ----------------------------------------

     (a)  As compensation for his services under the terms of this Agreement:

          (i) the Executive shall be paid an annual salary of not less than $100,000, payable in accordance with the then current payroll policies of the Company. Such annual salary is referred to in this Agreement as the "Base Salary." The Compensation Committee of the Board of Directors (the "Committee") shall review the Base Salary at least annually, and the Base Salary shall be subject to increase (but not to decrease) at the sole discretion of the Committee or the Board.

          (ii) subject to the right of the Company to amend or terminate any senior executive, group or employee benefit plan, the Executive shall be entitled to receive the following employee benefits:

               (A) The Executive shall have the right to participate in all current or future group or employee benefit plans of the Company that are available to its exempt salaried employees generally (including, without limitation, disability, accident, medical, life insurance and hospitalization plan);

               (B) The Executive shall have the right to participate in all current or future senior executive benefit plans of the Company, all in accordance with the Company's regular practices with respect to its senior executive officers;

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               (C) The Executive shall be entitled to reimbursement from the
Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder;

               (D) In order to promote the interests of the Company, the Executive shall also be entitled to reimbursement from the Company, or an allowance in respect of, all annual dues incurred by him in connection with his membership in such luncheon clubs and country clubs as may be agreed upon by the Committee; and

               (E) The Executive shall be entitled to such vacation (in no event less than four weeks per year), holidays and, subject to the provisions of
Section 7(c), other paid or unpaid leave of absence as are consistent with the Company's normal policies or as are otherwise approved by the Committee.

5.   Term.
     ----

     (a) Subject to the provisions of Section 7, the term of this Agreement shall commence on February 1, 2000 and shall end on January 31, 2001. The term of this Agreement is referred to herein as the "Employment Term."

     (b) The term of this Agreement shall automatically be extended for additional one-year periods, unless the Executive or the Company provides notice to the other at least sixty (60) days prior to the end of the then current year that the Agreement will not be extended for an additional year.

6.   Competition and Confidentiality.
     -------------------------------

     (a) If, during the Employment Term (or any extension thereof), the employment of the Executive is terminated pursuant to Section 7(a) or the Executive voluntarily terminates his employment pursuant to Section 7(d), for a period of six months from the date of such termination, the Executive shall not, without the prior written consent of a majority of the Board of Directors of the Company (which consent shall not be unreasonably withheld), within the geographical borders of the State of Texas, (i) accept employment or render service to any person, firm or corporation that is engaged in a business directly competitive with the business then engaged in by the Company or

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(ii) directly or indirectly enter into or in any manner take part in or lend his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company.

     (b)  It is the desire and intent of the parties that the provisions of
Section 6(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in the State of Texas. Accordingly, if any particular portion of Section 6(a) shall be adjudicated to be invalid or unenforceable, Section 6(a) shall be deemed amended to (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible, then (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable.

     (c) During and after the Employment Term, the Executive will not divulge or appropriate to his own use or to the use of others any secret or confidential information or secret or confidential knowledge pertaining to the business of the Company obtained by the Executive in any way while he was employed by the Company.

     (d) The Executive acknowledges that Sections 6(a) and (c) are expressly for the benefit of the Company, that the Company would be irreparably injured by a violation of Section 6(a) or (c), and that the Company would have no adequate remedy at law in the event of such violation. Therefore, the Executive acknowledges and agrees that injunctive relief, specific performance or any other equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Company with Sections 6(a) and
(c).

7.   Termination of Employment.
     -------------------------

     (a)  For Due Cause.  Nothing herein shall prevent the Company from
          -------------
terminating, without prior notice, the Executive for "Due Cause" (as hereinafter defined), in which event the Executive shall be entitled to receive his Base Salary on a pro rata basis to the date of termination. In the event of such termination for Due Cause, all other rights and benefits the Executive may have under the senior executive, group or employee benefit plans and programs of the Company, generally, shall

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be determined in accordance with the terms and conditions of such plans and programs. The term "Due Cause" shall mean (i) the Executive has committed a willful serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or been convicted of a felony, (ii) the Executive has engaged in conduct which has caused demonstrable and serious injury, monetary or otherwise, to the Company as evidenced by a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit or proceeding, whether civil, criminal, administrative or investigative,
(iii) the Executive, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to the Company, or (iv) the Executive has refused to carry out his duties in gross dereliction of duty and, after receiving notice to such effect from the Board of Directors of the Company, the Executive fails to cure the existing problem within 30 days.

     (b)  Due to Death.  In the event of the death of the Executive, this
          ------------
Agreement shall terminate on the date of death and the estate of the Executive shall be entitled to (i) the Executive's Base Salary paid over a period of twelve months, commencing the first of the month following the month in which he died, and (ii) a cash payment equal to the pro rata portion (calculated through the end of the month in which he died) of the annual bonus, if any, received by the Executive in respect of the full calendar year next preceding his death. In the event of such termination due to death, all other rights and benefits the Executive (or his estate) may have under the senior executive, group or employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

     (c)  Disability.  In the event the Executive suffers a "Disability" (as
          ----------
hereinafter defined), this Agreement shall terminate on "the date on which the Disability occurs" (as hereinafter defined) and the Executive shall be entitled to (i) his Base Salary paid over a period of twelve months commencing six months prior to "the date on which the Disability occurs," and (ii) a cash payment equal to the pro rata portion (calculated through the end of the month in which his employment is terminated due to Disability) of the annual bonus, if any, received by the Executive in respect of the

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full calendar year next preceding his Disability. In the event of such termination due to Disability, all other rights and benefits the Executive may have under the employee and/or group or senior executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs. For purposes of this Agreement, "Disability" shall mean the inability or incapacity of the Employee for six months to perform the duties and responsibilities related to the job or position with the Company described in Section 3(a), and "the date on which the Disability occurs" shall mean the first day following such sic month period. Such inability or incapacity shall be documented to the reasonable satisfaction of the Committee by appropriate correspondence from registered physicians reasonably satisfactory to Committee.

     (d)  Voluntary Termination.  The Executive may voluntarily terminate his
          ---------------------
employment under this Agreement at any time by providing at least 30 days' prior written notice to the Company. In such event, the Executive shall be entitled to receive his Base Salary until the date his employment terminates, and all other benefits the Executive may have under the senior executive, group or employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and program.

     (e)  Constructive Termination.
          ------------------------

          (i) If the Company (A) terminates the employment of the Executive other than for Due Cause or because of a Disability, (B) demotes the Executive to a lesser position than as provided in Section 3(a), or (C) decreases the Executive's Base Salary below the level provided for by the terms of Section 4(a)(i) or reduces the employee benefits and perquisites below the level provided for by the terms of Section 4(a)(ii) (other than as a result of any amendment or termination of any senior executive, group or employee benefit plan, which amendment or termination is applicable to all executives of the Company), then such action by the Company, unless consented to in writing by the Executive, shall be deemed to be a constructive termination by the Company of the Executive's employment ("Constructive Termination").

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          (ii)  Notwithstanding Section 7(e)(i), a Constructive Termination
shall not occur unless, within 60 days of learning of the action described herein as the basis for a Constructive Termination, the Executive shall advise the Company in writing that he intends to terminate his employment pursuant to this Section 7(e)(ii), and the Company shall not, within 10 days of receipt of such written notice, correct such action and provide the Executive with a written notice of such correction.

          (iii) In the event of a Constructive Termination, the Executive shall be entitled to receive, at the date of Constructive Termination, a lump sum cash payment equal to one and one-half times his Base Salary (as provided in Section 4(a)), less applicable withholding of taxes. In the event of such Constructive Termination, all other rights and benefits the Executive may have under the senior executive, group or employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

          (iv) In the event of the death of the Executive, the amounts set forth in Section 7(e)(iii) shall be paid to the estate of Executive.

     (f)   Change in Control.
           -----------------

           (i) If a Change in Control of the Company occurs and either: (A) the Executive is subject to Constructive Termination, or (B) the Executive elects, within 18 months following a Change in Control, to terminate his employment at his sole discretion, the Executive shall be entitled to receive, at the date of his Constructive Termination or election to terminate employment, a lump sum cash payment equal to one and one-half times his Base Salary (as provided in Section 4(a)), less applicable withholding of taxes. The Company shall also provide the Executive for a period of 18 months following the date of Constructive Termination with health insurance, long-term and short-term disability insurance and supplemental life insurance with a death benefit of two times the Executive's Base Salary. Upon a Change in Control, the Committee in its discretion may, with respect to any option, at the time the option is awarded or at any time thereafter, take one or more of the following actions with respect to any such Change in Control: (1) provide for the acceleration of any time period relating to the exercise or vesting of the option; (2) purchase any option for an

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amount in cash that would have been received by a Participant as a result of (x)
the exercise of the option if the option had then been currently exercisable in full followed by (y) the sale of the shares of the Company's common stock, without par value ("Common Stock"), so acquired for the fair market value (as defined in the applicable stock option plan) thereof on the date of such Change in Control (without giving effect to any applicable income or other tax); (3) adjust the terms of the option in such manner as may be determined by the Committee; (4) cause the option to be assumed, or new rights substituted therefor, by another entity; or (5) make such other provision as the Committee may consider equitable and in the best interests of the Company.

          (ii) For purposes of this Agreement, a "Change in Control" means an event which shall be deemed to have occurred when either (A) any "person" (as that term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, (B) individuals who, as of the effective date of the Plan, constitute the Directors cease for any reason to constitute at least a majority of the Directors, unless such cessation is approved by a majority vote of the Directors in office immediately prior to such cessation,
(C) the Company is merged into a previously unrelated entity, (D) all or substantially all of the assets of the Company are sold to an unrelated entity, or (E) a transaction converting all or a part of the debt of the Company and its subsidiaries to equity in the Company is consummated with the Company's lenders or their successors.

8.   Preservation of Business; Fiduciary Responsibility.
     --------------------------------------------------

     The Executive shall use his best efforts to preserve the business and organization of the Company, to keep available, to the Company the services of present employees and to preserve the business relations of the Company with suppliers, distributors, customers and others. The Executive shall not commit any act, or in any way assist others to commit any act, that would injure the Company. So long as the Executive is employed by the Company, the Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

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9.   Notice.
     ------

     All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

     (a)  To the Company:

          Aviva Petroleum Inc.
          Suite 400
          8235 Douglas Avenue
          Dallas, Texas 75225
          Attention: President

     (b)  To the Executive:

          James L. Busby
          2018 Portsmouth Drive
          Richardson, Texas 75082

10.  Controlling Law and Performability.
     ----------------------------------

     The execution, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

11.  Arbitration.
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     Any dispute or controversy arising under or in connection with this
Agreement shall be settled by arbitration in Dallas, Texas. In the proceeding, the Executive shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be binding on the Executive and the Company. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Executive and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court for the District of Texas in which the City of Dallas is then situated, upon application

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of the Executive or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the first sentence of this Section 11. Any arbitration proceeding pursuant to this Section 11 shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

12.  Expenses.
     --------

     The Company shall pay or reimburse the Executive for all costs and expenses (including arbitration and court costs and attorneys' fees) incurred by the Executive following a Change in Control, as a result of any claim, action or proceeding arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof.

13.  Additional Instruments.
     ----------------------

     The Executive and the Company shall execute and deliver any and all additional instruments and agreement that may be necessary or proper to carry out the purposes of this Agreement.

14.  Entire Agreement and Amendments.
     -------------------------------

     This Agreement contains the entire agreement of the Executive and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Executive and the Company with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

15.  Separability.
     ------------

     If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the Executive and the Company shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

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16.  Assignments.
     -----------

     The Company may assign (whether by operation of law or otherwise) this Agreement only with the written consent of the Executive, which consent shall not be unreasonably withheld, and in the event of an assignment of this Agreement, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable against the Company's successors and assigns. The rights and obligations of the Executive under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

17.  Effect of Agreement.
     -------------------

     Subject to the provisions of Section 16 with respect to assignments, this Agreement shall be binding upon the Executive and his heirs, executors, administrators, legal representatives and assigns and upon the Company and its respective successors and assigns.

18.  Execution.
     ---------

     This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instruments.

19.  Waiver of Breach.
     ----------------

     The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.

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     IN WITNESS WHEREOF, the Executive and the Company have executed this
Agreement effective as of the date first above written.

                                    AVIVA PETROLEUM INC.


                                    By:  /s/ R. Suttill
                                         ------------------
                                    Name:  Ronald Suttill
                                           ----------------
                                    Title:  President & CEO
                                            ---------------

                                    /s/ James L. Busby
                                    -----------------------
                                    James L. Busby

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